UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2012 (January 18, 2012)

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West 40th Street, Suite 2100, New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 221-7105

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective January 18, 2012, Crumbs Holdings LLC (“Crumbs”), a non-wholly owned subsidiary of Crumbs Bake Shop, Inc. (the “Company”), entered into a Consulting Agreement (the “Consulting Agreement”) with GCD Consultants, LLC (“GCD”), for the period commencing January 1, 2012 through December 31, 2013 (unless terminated prior thereto) (the “Term”), providing for certain real estate services.

Pursuant to the terms of the Consulting Agreement, Crumbs has agreed to engage GCD as its exclusive representative for the following services to Crumbs: (i) strategic planning for retail stores in certain markets designated by Crumbs; (ii) identification of retail store sites within enclosed shopping centers, life-style centers and street retail districts; (iii) acting as its representative to real estate landlords; (iv) assistance with the negotiation of business term and conditions for real estate leases and (v) consultation with Crumbs’ legal counsel in lease negotiations for retail stores.

During the Term, Crumbs will make annual guaranteed payments to GCD in the aggregate amount of $245,000, payable in equal monthly installments, which amount is subject to certain adjustments based upon the terms and conditions set forth in the Consulting Agreement. The annual guaranteed payment includes a monthly retainer fee and lease execution fees for the first 5 retail store locations leased by Crumbs during each year. Crumbs will also be obligated to pay certain additional lease execution fees, ranging between $15,000 and $25,000, for each additional retail store location leased by Crumbs during each year. Under certain circumstances, Crumbs may be obligated to pay lease execution fees if, during the Term, it establishes a company-owned retail location on its behalf without the involvement of GCD. Under certain circumstances, Crumbs may also be responsible for paying lease execution fees for retail store locations if it approved the terms of a lease, but reversed its decision to execute such lease. Under certain circumstances, Crumbs will not be responsible for paying lease execution fees if the landlord fails to give Crumbs possession of the leased premises.

The Consulting Agreement may be termination by either Crumbs or GCD upon 60 days notice to the other party, where such 60 day period will be deemed to begin on the first day of the month following the month in which notice is given. The Consulting Agreement is subject to other customary terms and conditions.

The above summary of the Consulting Agreement is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of New Director

On January 18, 2012, the Board of Directors (the “Board”) of the Company appointed Stephen Z. Fass to the Board to fill a vacancy as a result of the increase in the size of the Board from 8 to 9 persons. The Board has determined that, in its opinion, Mr. Fass is “independent” pursuant to the definition of independence set forth in Nasdaq Rule 5605 of the Nasdaq Listing Requirements.

There is no arrangement or understanding between Mr. Fass and any other persons pursuant to which Mr. Fass was selected as a director, and there are no related party transactions involving Mr. Fass that are reportable under Item 404(a) of Regulation S-K.

There are no material plans, contracts or arrangements to which Mr. Fass is a party or in which he participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Mr. Fass’ appointment.

(e) Incentive Compensation

On December 21, 2011, the compensation committee (the “Committee”) of the Board, after consulting with its independent consultant, Towers Watson, recommended, and on January 18, 2012 the Board adopted, certain targets for short-term cash and equity incentive award opportunities to be based on performance for the fiscal year ended December 31, 2012 in accordance with certain performance metrics to be adopted by the Committee and approved by the Board. The targets will be based on percentages of an employee’s or executive officer’s base salary. The short term targets for the Named Executive Officers (“NEOs”) as defined by item 402(a) of Regulation S-K for 2012, are set forth below. Employees of the Company who are at least at the level of Company’s corporate department are eligible to receive cash awards under these targets.

Upon the achievement of certain objectives for each performance measure to be determined by the Committee and Board, the NEOs could receive a cash incentive payment as follows: each of the Senior Vice President of Business Development (Jason Bauer, also a director) and Senior Vice President and Chief Financial Officer (John D. Ireland), ranging from 20.0% to 80.0% of their respective base salary and the Vice President and Creative Director (Mia Bauer), ranging from 12.5% to 50.0% of her base salary. The target percentage of base salary for each of the Senior Vice President of Business Development and Senior Vice President and Chief Financial Officer is 40.0% and for the Vice President and Creative Director is 25.0%. The fiscal 2012 targets for bonus awards as a percentage of salary were adopted pursuant to resolutions approved by the Board and are not otherwise set forth in any written agreements between the Company and the executive officers. The Committee intends to adopt an Organizational Bonus Plan and establish 2012 performance goals for the Company.

In addition to these cash incentive payments, certain of our employees, including NEOs, may be awarded certain equity awards. Each of the Senior Vice President of Business Development and Senior Vice President and Chief Financial Officer could also receive an equity award to be issued pursuant to the Company’s Equity Incentive Plan (the “Plan”), ranging in value from 35.0% to 75.0% of their respective base salary. The Vice President and Creative Director could also receive an equity award to be issued pursuant to the Plan, ranging in value from 15.0% to 35.0% of her base salary. The target equity award as a percentage of base salary for each of the Senior Vice President of Business Development and the Senior Vice President and Chief Financial Officer is 50.0% and for the Vice President and Creative Director is 20.0%.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

10.1	Consulting Agreement among Crumbs Holdings LLC and GCD Consultants, LLC dated January 18, 2012.

99.1	Press release, dated January 19, 2012, announcing the addition of Stephen Z. Fass to its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2012	CRUMBS BAKE SHOP, INC.

	By:	/s/ John D. Ireland
Name: John D. Ireland
Title: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Consulting Agreement among Crumbs Holdings LLC and GCD Consultants, LLC dated January 18, 2012.

99.1	Press release, dated January 19, 2012, announcing the addition of Stephen Z. Fass to its Board of Directors.